                           SWITCHED SERVICES AGREEMENT

This Switched Services Agreement ("Agreement") is made this 29th day of April, 1998, by and between ORIX Global Communications, Inc., a Nevada Corporation with it's principal office located at 1771 E. Flamingo Road, Suite #B-200, Las Vegas, Nevada 89119 ("ORIX") and Qwest Communications Corporation, a Delaware Corporation with it's principal office located at 555 17th Street, Denver, CO 80202 ("Qwest" or "CUSTOMER").


RECITAL:

ORIX agrees to provide switched telecommunications services ("Switched Service") and other associated services (collectively "Service"), as described in Service Schedule(s) identified herewith and herein incorporated, to Qwest on the following terms and conditions, and Qwest agrees to accept Service subject to the specific terms, conditions and charges set forth in the Service Schedule(s) and pursuant to the terms of this Agreement.


1. EFFECTIVE DATE - MINIMUM SERVICE TERM

   A. EFFECTIVE DATE: This Agreement shall be effective between the parties as of the date first above written. The Recital is herein incorporated in its entirety.

   B. START OF SERVICE: ORIX's obligation to provide and Qwest's obligation to accept and pay for service shall be binding to the extent provided for in this Agreement upon the execution of Service Schedule by both parties and shall commence with respect to any Service as of the later of the Qwest's designated "Requested Service Date" set forth on each Service Schedule or the date Service becomes available ("Start of Service"). Start of Service for particular Switched Services shall be further described in the relevant Service Schedule(s).

   C. MINIMUM SERVICE TERM: Except as otherwise provided herein, the parties' obligations hereunder with respect to Switched Service shall continue from the Start of Service Date and over the "Minimum Service Term" set forth in the relevant Service Schedule. Upon the expiration of the Minimum Service Term relevant to any Service, the service in question will continue to be provided on a month-to-month basis subject to termination by either party upon thirty (30) days prior written notice to the other party. Qwest shall be liable to pay for all charges associated with the Service in question during the Minimum Service Term and month-to-month continuation thereof, as well as any and all charges for actual and/or minimum usage of the Service whether such usage occurred during the Minimum Service Term or otherwise.

2. SERVICE SCHEDULES

Service reasonably requested by Qwest hereunder shall be requested on ORIX Service Schedule subscribed to by authorized representative of Qwest and ORIX. Each Service Schedule shall reference this Agreement and shall become a part of this Agreement to the extent that it describes the Service, Requested Service Date, Service Interconnection, if any, relevant to the Service in question charges, specific Service terms and other information necessary for ORIX to provide Service to Qwest.


ORIX SWITCHED SERVICES AGREEMENT                       ORIX  KR     QWEST
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3. SERVICE INTERCONNECTIONS

   A. TECHNICAL REQUIREMENTS: In order to utilize certain Switched Service, a connection between Qwest's network ("Qwest Location") and the ORIX Network at the ORIX designation, point-of-presence facilities ("ORIX POP") must be established ("Service Interconnection"). Unless otherwise indicated in a Service Schedule, Qwest shall be responsible for establishing each Service Interconnection over facilities subject to ORIX's approval. Service Interconnections shall only be comprised of DS-1 facilities unless otherwise provided for the Service
         Schedule. If a Service Interconnection is proposed to be made via a local exchange carrier, ORIX may direct Qwest to utilize ORIX's local serving arrangement, and Qwest will be subject to non-discriminatory changes therefore from ORIX.

   B. MINIMUM MONTHLY USAGE: In the event Qwest fails to deliver a required Minimum Monthly Usage level in a given calendar month billing period, Qwest shall pay to ORIX an additional amount for the difference between Minimum Monthly Usage level and actual usage of the Service Interconnection in question based upon the charge set forth in the relevant Service Schedule ("Minimum Usage Charge").

4. QWEST RESPONSIBILITIES

   A. QWEST FACILITIES: Qwest has sole responsibility for installation, testing, operation of any costs associated with facilities, services and equipment other than that specifically to be provided by ORIX as described in Service Schedule ("Qwest Facilities"). In no event, will the untimely installation or non-operation of Qwest facilities relieve Qwest of its obligation to pay charges for Service provided by ORIX. If Qwest is responsible for establishing a Service Interconnection over facilities other than those controlled by ORIX, ORIX shall not be obligated to provide Service relevant thereto if the Service interconnection in question is not activated within sixty (60) days following the requested Service Date.

   B. EXPEDITE CHARGES: Should Qwest request expeditious Service and/or changes to orders and ORIX agrees to such request, ORIX will pass through the charges assessed by any supplying parties involved at the same rate to Qwest. ORIX may further condition its agreement with such request upon Qwest's payment of additional charges to ORIX.

   C. FRAUDULENT CALLS: Qwest shall indemnify and hold ORIX harmless from all costs, expenses, or claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) Qwest or an end user of the Service through Qwest's distribution channels. Qwest shall not be excused from paying ORIX for Service provided to Qwest, or any portion thereof on the basis that fraudulent calls comprise a corresponding portion of the Service.

   D. LICENSES: Qwest is solely responsible for all licenses, approvals or regulatory authorities for its operation as a reseller of services to its customers. If Qwest does not, ORIX may terminate this Agreement.


ORIX SWITCHED SERVICES AGREEMENT                       ORIX  KR     QWEST
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   E.    TAX EXEMPTION: Qwest will provide ORIX with a valid tax exemption form to exempt Qwest, under applicable law, from taxes that would otherwise be paid by Qwest. ORIX will invoice Qwest for taxes that are not covered by tax exemption certificate properly filed with ORIX.

   F. BILLING: Qwest will cooperate in ORIX's billing practices in that Qwest will avoid, in all cases, practices that may circumvent ORIX's ability to charge for ORIX Service. Except as otherwise agreed in writing between ORIX and Qwest, Qwest is solely responsible for billing and collection and all customer service for those to whom Customer provides services.


5. CHARGES AND PAYMENT TERMS

   A. TAXES: Qwest acknowledges and understands that all charges stated in Service Schedules are computed by ORIX exclusive of any applicable use, excise, gross receipts, sales and privilege taxes, duties, fees, or other taxes or similar liabilities (other than general income or property taxes), whether charged to or against ORIX or Qwest because of the Service furnished to Qwest ("Additional Charges"). Such Additional Charges shall be paid by Qwest in addition to all other charges provided for herein.

   B. BILLING DISPUTES: Any billing discrepancies shall be presented to ORIX in reasonable detail, in writing, within thirty (30) days of the date of the invoice in question. ORIX shall not be obligated to consider any Customer notice of billing discrepancies which are received by ORIX more than thirty (30) days following the date of the invoice in question.

   C. CHARGES AND PAYMENT TERMS: ORIX billings for Service are made in accordance with the lockbox agreement (or such other basis as may be mutually agreed to by the parties). Following Start of Service, service shall be billed at the rates set forth on the Service Schedule. Qwest will pay undisputed ORIX invoices for service, in full, on each ORIX invoice to Qwest within 30 days. All undisputed payments due hereunder shall be made in U.S. dollars and made by such other method(s) as may be specified by ORIX from time to time. If undisputed payment is not received by ORIX on or before the Due Date, Qwest shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance of the Service charges per month, or the maximum lawful rate under applicable law. These terms are subject to credit approval.

   D. SUSPENSION OF SERVICES: In the event payment in full is not received from Qwest by Due Date, ORIX shall also have the right, after giving Qwest three (3) days prior notice, to suspend all or any portion of the Service to Qwest until such time as Qwest has paid in full all charges then due, including any late fees. Following such payment, ORIX shall be required to reinstate Service to Qwest only upon the provision by ORIX of satisfactory assurance (such as a deposit) of Qwest's ability to pay for Service and Qwest's advance payment of the cost of reinstating Service. If Qwest fails to make such payment by a date determined by and acceptable to ORIX, Qwest will be deemed to have canceled Service suspended effective the date of such suspension. Such cancellation shall not relieve Qwest of payment liability for the unexpired portion of the Minimum Service Term, relevant to the canceled Service in question.

   E. CREDIT: Qwest's execution of this Agreement signifies Qwest's acceptance of ORIX's initial and continuing credit approval procedures and policies. ORIX reserves the right to withhold initiation or full implementation of Service under this Agreement pending initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by ORIX


ORIX SWITCHED SERVICES AGREEMENT                       ORIX  KR     QWEST
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         including, but not limited to, security for payments due hereunder in the form of a cash deposit, guarantee, irrevocable letter of credit, or other means. Upon request by ORIX at any time, Qwest agrees to provide financial statements or other indications of financial circumstances. As may be determined by ORIX, in its sole discretion at any time, if the financial circumstances or payment history of Qwest is, or becomes unacceptable, ORIX may require a new or increased deposit, guarantee or irrevocable letter of credit at ORIX's discretion, to secure Qwest payments for the term of the Agreement. Failure of Qwest to provide the requested security shall constitute a material breach of this Agreement.


6. WARRANTY

ORIX will use reasonable efforts under the circumstances to maintain its overall network quality. The quality of Service provided hereunder shall be consistent with other common carrier industry standards, government regulations and sound business practices. ORIX MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.


7. CONTINUING RELATIONSHIP AND TERMINATION

This Agreement and the relationship of the parties may be terminated by the non-defaulting party in accordance with applicable provisions hereof and/or the occurrence of any of the following events which shall constitute a default:

   A. ORIX may terminate this Agreement in the event Qwest fails to make any payment when due or fails to furnish security as may be required pursuant to Paragraph 5(E) hereof, and fails to cure such default within thirty (30) days after receipt of notice of such default.

   B.    The non-defaulting party may terminate this Agreement in the event of:

         1) Material breach of this Agreement (other than as specified in Paragraph 7A(above) after notice thereof and failure of the breaching party to cure such breach within thirty (30) days of receipt of such notice.

         2) The adjudication of bankruptcy of either party under any Federal, State or municipal bankruptcy or insolvency act, or the appointment of a receiver or any act or action constituting a general assignment by a party of its Proprieties and interest for the benefit of its creditors.

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8. LIABILITY: GENERAL INDEMNITY

   A. LIMITED LIABILITY: IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL, OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

         THE LIABILITY OF ORIX WITH RESPECT TO THE INSTALLATION (INCLUDING DELAYS THEREOF), PROVISION, TERMINATION, MAINTENANCE, REPAIR, INTERRUPTION OR RESTORATION OF ANY SERVICE OR FACILITIES OFFERED UNDER THIS AGREEMENT SHALL NOT EXCEED AN EQUAL AMOUNT TO THE CHARGE APPLICABLE UNDER THIS AGREEMENT TO THE PERIOD DURING WHICH SERVICES WERE AFFECTED. FOR THOSE SERVICES WITH MONTHLY RECURRING CHARGES, THE LIABILITY OF ORIX IS LIMITED TO AN AMOUNT EQUAL TO THE PROPORTIONATE MONTHLY RECURRING CHARGES FOR THE PERIOD DURING WHICH SERVICE WAS AFFECTED.

   B. GENERAL INDEMNITY: In the event parties other than Qwest (e.g., Customer's switched service customers) shall have use of the Service through Qwest, then Qwest agrees to indemnify and hold ORIX, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Service, harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments, or payment which may be asserted by said parties arisen out of or relating to any defect in the Service for the term of this agreement.


9. INTERSTATE SERVICE

Except with respect to Switched Service specifically designated as intrastate Service or international Service, the rates provided to Qwest in a Service Schedule are applicable only to Switched Service if such Service is used for carrying interstate telecommunications (i.e., Service subject to the jurisdiction of the Federal Communications Commission), ORIX shall not be obligated to provide Switched Service with end points within a single state or Switched Service which originates/terminates at points both of which are situated within a single state. In those states where ORIX is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of the state regulatory authority), ORIX will, at its option, provide intrastate Service pursuant to applicable state laws, regulations and applicable tariff, if any, filed by ORIX with state regulatory authorities as required by applicable law.


10. NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first class mail, by facsimiles or other means of electronic communication, or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first class mail at any time otherwise, shall be deemed to have been received on the fourth business day after the postmarked date thereof; or, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the


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sending, provided that a hard copy is immediately sent by prepaid first class mail as aforesaid; or if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below, either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout, or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication shall be addressed as follows:

   A.   In the case of ORIX:

           ORIX GLOBAL COMMUNICATIONS INC.
           1771 E. FLAMINGO ROAD, SUITE #B-200
           LAS VEGAS, NV 89119

           PHONE: 1-702-792-2500
           FAX: 1-702-792-3313

   B.   In the case of Qwest:

           QWEST COMMUNICATIONS CORPORATION
           555 E. 17TH STREET
           DENVER, CO 80202

           PHONE: 1-303-291-1400
           FAX: 1-303-291-1724

   Billing address of Qwest (if different):


ORIX SWITCHED SERVICES AGREEMENT                       ORIX         QWEST
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11. NO-WAIVER

No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.


12. PARTIAL INVALIDITY: GOVERNMENT ACTION

    A. PARTIAL INVALIDITY: If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such illegality or unenforceability, this Agreement shall remain or provision shall be deemed to be deleted.

    B. GOVERNMENT ACTION: Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected Service, if substantially changed or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the Federal Communications Commission, or other local, state or federal government authority of competent jurisdiction.


13. EXCLUSIVE REMEDIES

Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.


14. USE OF SERVICE

Upon ORIX's acceptance of a Service Schedule hereunder, ORIX will provide the Service specified therein to Qwest upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communication service offering to the their parties, ORIX and Qwest agree that this Agreement, to the extent it is subject to regulation by the Federal Communication Commission, is an intercarrier agreement which is not subject to the filing requirements of Section 211(a) of the Communications Act of 1934
(47 U.S.C.B211(a) as implemented in 47 C.F.R B43.51.


15. CHOICE OF LAW: FORUM

    A. LAW: This Agreement shall be construed under the laws of the State of Nevada without regard to choice or law principles.

    B. FORUM: Any civil action or other legal proceeding arising out of or relating to this Agreement or any dealings between Qwest, on the one hand, ORIX and/or its officers, directors, employees, or agents on the other hand, whether brought before or after any termination of this Agreement, shall be brought and heard only in a state or federal court located in Clark County, Nevada, and the parties hereto expressly waive any rights under any law or rule to cause any such proceeding to be brought or heard in any other location. Qwest consents to jurisdiction in any state or federal court located in Clark County, Nevada, any civil action or other legal proceeding arising out of or relating to this Agreement.


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16. PROPRIETARY INFORMATION

The parties understand and agree that the terms and conditions of this Agreement, all documents referenced (including invoices to Qwest for Service provided hereunder) herein, communications between the parties regarding this Agreement or the service to be provided or actually provided hereunder) and all information regarding the customers of Qwest, as well as such information relevant to any other agreement between the parties (collectively, "Confidential Information") are confidential as between Qwest and ORIX.

    1.   CONFIDENTIAL INFORMATION

         a) Parties agree that all information communicated to it with respect to the proposed products, including any confidential information relating to the proposed products gained by either party or its personnel, whether or not that information was directly or intentionally communicated is confidential. Parties agree that all data, information, specifications, programs, source code, object code, documentation, diagrams, flow charts, and other materials of any type whatsoever (tangible or intangible and machine readable or human readable) contained or revealed in any of the foregoing, as well as the techniques, know-how, and procedures (and all tangible or intangible materials or any type whatsoever incorporating or reflecting such techniques, know-how and procedures) utilized in connection with performance of the Agreement are confidential. Parties further agree that all information, conclusions, recommendations, reports, advice, or other documents generated by either party is pursuant to this Agreement as confidential.

         b) Parties promise and agree that they shall not disclose any confidential information to any other person unless specifically authorized in writing by the other party to do so. If either party gives written authorization to make any disclosures, either party shall do so only within the limits and to the extent of that authorization.

         c) Parties shall use their best efforts to prevent inadvertent disclosure of any confidential information to any third party. Both parties shall instruct its personnel to keep that information confidential by using the same care and discretion that they use with similar data normally designated by each party as confidential.

         d) Parties acknowledge and agree that all information concerning the service and any future and proposed services of parties or any of its associates constitutes an exceptionally valuable trade secret of each party. That information includes, among other matters, the facts that the service is planned, under consideration, or in production, as well as any descriptions of the features of the Software.

         e) The obligations pursuant to this Agreement, without limitation, shall survive any expiration or termination of this Agreement.

    2. USE AND DISCLOSURE OF CONFIDENTIAL DATA. Parties shall not use any confidential information or circulate it to any other person or persons, except when specifically authorized in advance by other party and then only to the extent necessary for any of the following:

         a) Conducting negotiations, discussions, and/or consultations with designated Company representatives;

         b)   Supplying Company with goods or services at its order;

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         c)   Preparing confidential estimates, bids or proposals, and
              invitations for bids or requests for proposals for submission to Company; or

         d)   Accomplishing any purpose Company may later specify in writing.

    3. COPIES OF CONFIDENTIAL DATA. Qwest agrees that copies of confidential information shall not be made without the express written permission of ORIX and that all such copies shall be returned to company along with the originals.

    4. RETURN OF MATERIALS. Qwest shall return to ORIX, promptly at ORIX's request, all confidential materials. Any materials which ORIX specifically requests to be returned shall be returned promptly at the conclusion of the work on the project to which the materials relate, or, if no work is performed, at the time Qwest ceases to be involved with that project.

    B. LIMITED DISCLOSURE: A party shall not disclose confidential information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers and employees of a party or agents of a party including their respective brokers, lenders, insurance carriers, or prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the nondisclosing party with notice thereof in order to permit the nondisclosing party to seek an appropriate protective order of exemption. Violation by a party or its agents of the foregoing provisions shall entitle the nondisclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

    C. PRESS RELEASE: The parties further agree that any press release, advertisement or publication generated by a part regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated companies, will be submitted to the nonpublishing party for the written approval prior to publication.

    D. SURVIVOR AND CONFIDENTIALITY: The provisions of this Section 17 will be effective as of the date of this Agreement and remain in full force and effect for a period equal to the longer of: 1) five [5] years following the effective date of this Agreement; or 2) five [5] years following the termination of all Service hereunder.

17. SUCCESSORS AND ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that either party shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party.


18. GENERAL

    A. SURVIVAL OF TERMS: The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.


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    B.   HEADINGS: Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

    C. INDUSTRY TERMS: Words having well-known technical or trade meanings shall be so construed, and all listings of terms shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

    D. RULE OF CONSTRUCTION: No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

19. ATTORNEY'S FEES

Should any litigation, arbitration, action, or suit or other proceeding be commenced between the parties hereto and their representatives or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of his or its property or assets concerning any provisions of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and any appeal or enforcement of any judgment which shall be determined by the court in such litigation or in a separate action brought for that purpose.

20. CONSTRUCTION

This Agreement has been drafted by all parties and their attorneys, each having an opportunity to negotiate and draft this Agreement. As such, this Agreement is not to be construed either for or against either party, rather this Agreement shall be construed liberally to effectuate the intent and spirit of the parties.

21. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

22. MISSING EXHIBITS

Any instrument or document identified in this Agreement as an attachment hereto, that is not physically attached hereto, shall nonetheless be incorporated by reference.

23. NON-CIRCUMVENTION

The parties agree not to circumvent or attempt to circumvent this Agreement or make an effort to deprive the other party or parties of any fees, commissions or other remunerations of any kind, including, but not limited to, those in or relating to this transaction or any proprietary information. Each party shall indemnify, defend and hold harmless the other against any circumvention or attempt to circumvent divisions, subsidiaries, employees, consultants, principals, agents, officers, directors, family members, assignees or other associated persons, affiliated with the parties.


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24. NOT PUBLISHED INFORMATION/DOCUMENT PRESS RELEASE

No press release or other public disclosure of any information regarding this Agreement shall be made by either party without the prior written approval of the other except to the extent as may be required by law or regulation of governmental authority.

25. NO THIRD PARTY BENEFICIARY

It is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any person or entity whatsoever, and nothing herein before or hereinafter set forth shall be construed so as to confer upon any person or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever.

26. TIME

Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Agreement.

27. VOLUNTARY EXECUTION

This Agreement is freely and voluntarily executed by both parties after having been apprised of all relevant information and data furnished by its or his agents and representatives and all other information relevant to this Agreement. Neither party in executing this Agreement is relying upon any inducements, promises, or representations made by the other party or by his agents or representatives.

28. WARRANTY OF AUTHORITY

Each party which has represented itself as a corporation, expressly warrants that it is validly incorporated in the state of its incorporation and is in good standing as a de jure corporation. Each such party further warrants that the signature below is made with full authorization of the directors of said corporation which has given its informed consent to all terms hereof.

29. ENTIRE AGREEMENT

This Agreement consists of all the terms and conditions contained herein; in executed Service Schedules that are identified herewith; and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement or the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Qwest and ORIX.


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IN WITNESS WHEREOF, the parties have executed this Switched Service Agreement on the date first written above.


ORIX GLOBAL COMMUNICATIONS, INC.                QWEST COMMUNICATIONS CORPORATION


BY: /s/ KERRY ROGERS                            BY: /s/ MICHAEL M. MURPHY
   ---------------------------                      ---------------------------
         (Signature)                                       (Signature)

        KERRY ROGERS                                    MICHAEL M. MURPHY
   ---------------------------                      ---------------------------
        (Print Name)                                       (Print Name)

         PRESIDENT                                        VICE PRESIDENT
   ---------------------------                      ---------------------------
           (Title)                                            (Title)


ORIX SWITCHED SERVICES AGREEMENT                       ORIX         QWEST
Page 12 of 12                                              ------        ------

SERVICE SCHEDULE NO. QWEST COMMUNICATIONS CORPORATION-03

                                SERVICE SCHEDULE
                            (ORIX Switched Services)

ORIX Global Communications, Inc. ("ORIX") agrees to provide, and QWEST COMMUNICATIONS CORPORATION ("QWEST" or "Customer") agrees to accept, ORIX Termination Service ("ORIX Service") as described below subject to the terms and conditions set forth herein and contained in that certain Switched Services Agreement ("Agreement") between QWEST COMMUNICATIONS CORPORATION and ORIX, dated April __, 1998. Neither QWEST COMMUNICATIONS CORPORATION nor ORIX shall be obligated with respect to any Service terms or conditions described herein that do not conform with the terms of said Agreement, until this Service Schedule is subscribed to by an authorized representative of QWEST COMMUNICATIONS CORPORATION and by an authorized representative of ORIX.

EFFECTIVE DATE - MINIMUM SERVICE TERM

START OF SERVICE

     QWEST will be notified in writing (E-mail or FAX) when the circuit is available to move traffic. The QWEST will have a maximum of seven (7) days to perform testing and accept the quality of the circuit (Test Period). The Start of Service Date will be no more that one (1) week after QWEST notification that the test circuit(s) have been made available.

REQUESTED SERVICE DATE

     Immediately after the Test Period and acceptance of service.

MINIMUM SERVICE TERM

     The parties shall renegotiate rates on an annual basis. If the parties cannot agree on annual rate changes, then either party shall have the right to terminate the agreement with sixty (60) days notice.


SERVICE INTERCONNECTIONS

TECHNICAL REQUIREMENTS

     The initial portion of a minimum commitment shall be delivered to 4055 S. Spencer Street, Las Vegas, NV 89119. Thereafter, the remaining portion of a commitment shall be delivered to other locations within the USA designated as ORIX aggregation points. The interconnection shall be made using DS-1 or DS-3 facilities provided by the QWEST. If ORIX is to provide any additional circuits necessary to interconnect QWEST, then QWEST shall bear any expenses.

QWEST RESPONSIBILITIES

QWEST FACILITIES

     QWEST will provide access to QWEST facilities as required by ORIX personnel, contract employees, vendors, agents, or other personnel if requested by ORIX, for any purpose related


SERVICE SCHEDULE/EXHIBIT A  Page 1 of 3                ORIX  KR     QWEST
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


SERVICE SCHEDULE NO. QWEST COMMUNICATIONS CORPORATION-03

     to the installation, configuration, testing, or repair of, ORIX equipment installed for the purpose of interconnecting QWEST and ORIX facilities.

CHARGES AND PAYMENT TERMS

BILLING RATES

     See Exhibit A

BILLING TERMS

     1) Billing will occur on a once-a-week basis. A billing cycle will include all Traffic routed for termination from Saturday through Friday. Invoices will be sent via FAX to QWEST place of business by the following Monday morning. Call detail will also be made available in the form of a text file (format to be determined) by the following Monday morning using electronic media such as the Internet or a Bulletin Board Service (BBS), provided that QWEST passes the necessary data to ORIX switches.

     2)   All payments from QWEST shall be made via wire transfer.

CREDIT TERMS

Future credit terms to be defined by traffic patterns.

OTHER SPECIFIC TERMS

ORIX reserves the right to adjust percentages of traffic, as determined by ORIX, at ORIX's discretion, between the two interconnection points specified above. ORIX will provide reasonable notice, in writing, of any adjustments thirty (30) days prior to effective date. Such adjustments will be based upon traffic patterns, location of termination, changes in tariffs, regulatory adjustments and peak and off-peak usage of network. ORIX reserves the right to specify interconnection locations using criteria as determined by ORIX and provided to QWEST in writing.


SERVICE SCHEDULE/EXHIBIT A  Page 2 of 3                ORIX         QWEST
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


SERVICE SCHEDULE NO. QWEST COMMUNICATIONS CORPORATION-03


                           EXHIBIT A - RATE SCHEDULE

                                       QWEST
           COUNTRY                      COST
All of Mexico, as available           US$ 0.19

By signing below, I agree to the terms and conditions of this Service Schedule and the billing rates identified in this Exhibit A:


Subscribed to this day, 29th of April, 1998.


ORIX GLOBAL                                     QWEST COMMUNICATIONS
COMMUNICATIONS, INC.                            CORPORATION


By: /s/ KERRY ROGERS                            By: /s/ MICHAEL M. MURPHY
   ---------------------------                      ---------------------------



SERVICE SCHEDULE/EXHIBIT A  Page 3 of 3                ORIX         QWEST
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